SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K



                  Commission File No.: 2-96366-A


                          CURRENT REPORT


                         SEPTEMBER 9, 1997
        Date of Report (Date of Earliest Event Reported)


                     VANDERBILT SQUARE CORP.


       Florida                                         59-24834
(State of Other Juris-                        (IRS Employer Iden-
diction of Incorporation)                      tification Number)


      3040 E. Commercial Blvd., Ft Lauderdale, Florida   33308
(Address of Principal Executive Offices)               (Zip Code)


                       (954) 776-0902
                 (Registrant's Telephone Number
                     Including Area Code)



               (Former Name or Former Address, if
                    Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


     On September 9, 1997, the Company entered into a preliminary Letter of Intent to acquire all of the issued and outstanding Capital Stock of Michael's International Treasure Jewelry, Inc., a closely-held Florida corporation with several operating locations in the cities of Miami and Key West, Florida.

     Michael's International Treasure Jewelry, Inc. is engaged in the manufacture of rare treasure jewelry at its facility in the Seybold Building in Miami, Florida. That company manufactures treasure jewelry for its own sales and distribution operations and represents to the Company that its sales are, accordingly, made at margins above customary margins in the personal jewelry industry.

     The Letter of Intent entered into by the Company and Michael's International Treasure Jewelry, Inc. is preliminary and itself specifies that the entire business combination contemplated is contingent upon the parties' subsequent ability to negotiate and execute a definitive acquisition agreement. There is and can be no assurance whatsoever that the Company may encounter one or more insurmountable obstacles to the transaction contemplated in the Letter of Intent in the process of developing a definitive acquisition agreement. In that event, the parties may abandon the proposed transaction and the Company will have, in the premises, sustained significant legal and accounting costs, the expenditure of which will have an adverse rather than a beneficial effect on the Company's financial condition.

                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VANDERBILT SQUARE CORP.


Dated: September 17, 1997


                                   BY:/s/Larry Schwartz
                                      Larry Schwartz, President